Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form 8-K
                                 Current Report
     Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: August 30, 2002

                       The Cyber Group Network Corporation
             (Exact Name of Registrant As Specified in Its Charter)

              Nevada                     000-28153               33-0901534
  (State Or Other Jurisdiction    (Commission File Number)     (IRS Employer
Of Incorporation Or Organization)                            Identification No.)

            720 E. Carnegie Dr., Suite 200, San Bernardino, CA 92408 (Address Of Principal Executive Offices, Including Zip Code)

                                 (909) 890-9769
              (Registrant's Telephone Number, Including Area Code)


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Item 5.     Other Events

     This Form 8-K is being filed to report the restructuring of our corporate offices. In an effort to streamline operating expenses, the company will be implementing a full telecommuting operation with all of our employees. Each employee will now work from home on a regular basis. Therefore, as of October 1, 2002, we have officially moved our corporate offices from 720 East Carnegie Drive, Suite 200, San Bernardino, CA 92408. Our new business address will be Post Office Box 11403, San Bernardino, CA 92423. The telephone number is 323-854-4190.

Item 6.     Resignation of Chief Financial and Operating Officer

     Additionally, this Form 8-K is being filed to announce the resignation of our Chief Financial and Chief Operating Officer, Danette Garrett. Ms. Garrett's resignation is due to personal matters and will be effective on October 1, 2002. Ms. Garrett will continue to consult with the company, on a limited basis, throughout the remainder of the calendar year. There are no disputes between the campany and Ms. Garrett.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                THE CYBER GROUP NETWORK CORPORATION


                                ----------------------------------------------
Date: October 27, 2002          By: /s/ R. Scott Cramer, Chief Executive Officer
                                R. Scott Cramer, Chief Executive Officer


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